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                                                                   Exhibit 10.27

                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
            MANAGEMENT STOCK OPTION PLAN (SENIOR MANAGEMENT VERSION)

         The Management Stock Option Plan (Senior Management Version) is hereby amended, effective as of June 29, 2000, as follows:

                  The definition of "CHANGE OF CONTROL" is hereby amended to read in its entirety as follows:

                 ""CHANGE  OF  CONTROL"  shall mean the occurrence of any of the following events:

                           (i) any  "person"  or "group"  within the  meaning of
                  Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Act") becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Company;

                           (ii)any  "person"  or "group"  within the  meaning of
                  Section 13(d) or 14(d)(2) of the Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Company;

                           (iii) Present  Directors and New Directors  cease for
                  any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

                           (v) consummation of:

                               (x) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Company (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Company outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or


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                  other  entity which as a result of such  Business  Combination owns the Company or all or substantially all of the assets of the Company or the Group (and, for purposes hereof, the
                  "Group"   refers  to  the   Company   and  its   Subsidiaries,
                  collectively)   either   directly   or  through  one  or  more
                  subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Company, respectively,
                  (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Group or any corporation or other entity resulting from such Business
                  Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such
                  beneficial   ownership   existed   prior   to  such   Business
                  Combination with respect to the Common Stock and the voting securities of the Company, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                               (y) any sale,  lease,  exchange or other transfer
                  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Group, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of the Company or the Group in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change of Control.

                  Notwithstanding the foregoing, (A) a Change of Control shall not be deemed to occur:

                      (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Company is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Group; or

                      (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of the Company or the Group or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Group sells, distributes to the Company's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned

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         (including  ownership  through one or more dedicated  subsidiaries  and holding companies therefor and successors thereto); and

                  (B) to the extent that a "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act is the beneficial owner of 15% or more of the Common Stock or the voting securities of the Company on June 29, 2000, then the references therein to 15% shall be deemed to be references to 22.5% as (but only as) to such "person" or "group."

                  For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Act or rules and regulations thereunder shall mean those in effect on June 29, 2000."







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